Exhibit 107

FILING FEES

Calculation of Filing Fee Tables

F-3
(Form Type)

Scienjoy Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Primary Offering
Fees to Be Paid	Equity	Class A ordinary shares, no par value (7)	457(o)					(2)		(2)		(2)
Fees to Be Paid	Equity	Preferred shares	457(o)					(2)		(2)		(2)
Fees to Be Paid	Debt	Debt securities	457(o)					(2)		(2)		(2)
Fees to Be Paid	Other	Warrants	457(o)					(2)		(2)		(2)
Fees to Be Paid	Other	Subscription rights	457(o)					(2)		(2)		(2)
Fees to Be Paid	Other	Units	457(o)					(2)		(2)		(2)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)				250,000,000		0.00014760		$36,900.00
		Secondary Offering
Fees to Be Paid	Equity	Class A ordinary shares, no par value	457(c)	11,495,061		(6)	$10,747,307	(7)	0.00014760		$1,586.30
Fees Previously Paid	Equity	Class A ordinary shares, no par value	457(c)	11,091,972			$10,370,439	(7)	0.00014760		$1,530.67	(8)
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$250,376,868	(3)(4)(5)			$36,955.63
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due										$36,955.63

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this registration statement includes an indeterminate number of additional shares as may be issuable as a result of share subdivision, share combination or share dividends which occur during this continuous offering.

(2)	An indeterminate amount or number of the securities of each identified class described in this registration statement is being registered as may from time to time be issued by the registrant at indeterminate prices in U.S. dollars, and subject to Rule 462(b) under the Securities Act, in no event will the aggregate maximum offering price of all securities sold by the registrant pursuant to this registration statement exceed US$250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities registered hereunder also include such indeterminate number of Class A ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A ordinary shares. In addition, pursuant to Rule 416 under the Securities Act, the Class A ordinary shares being registered hereunder include such indeterminate number of Class A ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)	Not specified as to each class of securities to be registered pursuant to General Instruction II.C. of Form F-3.

(4)	An indeterminate aggregate amount of securities is being registered as may from time to time be sold at indeterminate prices.

(5)	The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the maximum aggregate offering price of the securities listed.

(6)	With respect to the Secondary Offering, the proposed maximum offering price per Class A ordinary share will be determined from time to time in connection with, and at the time of, sale by the holders of such securities named in the registration statement.

(7)	Estimated at $0.93495 per share, the average of the high and low prices of the Class A ordinary shares as reported on the Nasdaq Capital Market on June 28, 2024, solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(8)	Paid by the registrant in connection with its Registration Statement on Form F-1 (File No. 333-274441) filed on September 8, 2023.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Scienjoy Holding Corporation	F-1	333-274441	September 8, 2023		$1530.67	Equity	Class A ordinary shares, no par value	Class A ordinary shares, no par value	$10,370,439
Fee Offset Sources	Scienjoy Holding Corporation	F-1	333-274441		September 8, 2023						$1,530.67	(9)

(9)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the registration fee due under this registration statement by $1530.67, which represents the portion of the registration fee previously paid with respect to 11,091,972 Class A ordinary shares (the “Unsold Offset Securities”) previously registered on the Registration Statement on Form F-1 (File No. 333-274441) filed on September 8, 2023.